Exhibit 16.2

[KPMG Letterhead]

May 4, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for New Century Financial Corporation (the “Company”) and, under the date of March 15, 2006, we reported on the consolidated financial statements of New Century Financial Corporation as of and for the years ended December 31, 2005 and 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005. Under the date April 4, 2007, we reported on New Century Mortgage Corporation’s compliance with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB. On April 27, 2007 we resigned. We have read New Century Financial Corporation’s statements included under Item 4.01 of its Form 8-K dated April 27, 2007, and we agree with such statements except that: (i) with the reference to the audit reports of KPMG LLP (“KPMG”) referred to in the second paragraph, we issued a report on April 4, 2007 on New Century Mortgage Corporation’s (a wholly-owned subsidiary of New Century Financial Corporation) compliance with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB in which KPMG disclaimed its opinion on whether New Century Mortgage Corporation is in compliance with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB; (ii) with respect to the investigation referred to in the seventh paragraph, we are not in a position to agree or disagree with the statement that this investigation was initiated by the Audit Committee, however, during the period of our audit engagement, KPMG advised the Audit Committee that an investigation consistent with Section 10A of the Securities Exchange Act was required; and (iii) we are not in a position to agree or disagree with the Company’s statements regarding the advice from independent counsel to the Audit Committee of the Company’s Board of Directors and that the Company does not expect it will have the need to engage a successor independent accounting firm.

Very truly yours,

/s/ KPMG LLP

KPMG LLP